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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                  SUBSIDIARY                            STATE OF INCORPORATION
                  ----------                            ----------------------

     Amite Foundry and Machine, Inc.                         Louisiana

     Prospect Foundry, Inc.                                  Minnesota

     Quaker Alloy, Inc.                                      Pennsylvania

     Canadian Steel Foundries Ltd.                           Quebec, Canada

     Kramer International, Inc.                              Wisconsin

     Empire Steel Castings, Inc.                             Pennsylvania

     La Grange Foundry Inc.                                  Missouri

     The G&C Foundry Company                                 Ohio

     Los Angeles Die Casting Inc.                            California

     Canada Alloy Castings, Ltd.                             Ontario, Canada

     Pennsylvania Steel Foundry &
      Machine Company                                        Pennsylvania

     Jahn Foundry Corp.                                      Massachusetts

     PrimeCast, Inc.                                         Wisconsin

     Inverness Castings Group, Inc.                          Delaware

     Sheffield Forgemasters Group Limited                    England

     Claremont Foundry, Inc.                                 Delaware

     London Precision Machine & Tool Ltd.                    Ontario, Canada